Exhibit 10.7 US-DOCS\137016642.2 ENERGY VAULT HOLDINGS, INC. 2022 EMPLOYMENT INDUCEMENT AWARD PLAN NOTICE OF RESTRICTED STOCK UNIT AWARD You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of the Common Stock of Energy Vault Holdings, Inc. (the “Company”) on the following terms and conditions: Name of Recipient: «Name» Total Number of RSUs Granted: «TotalRSUs» Date of Grant: «DateGrant» Vesting Commencement Date «VestCommDate» Vesting Schedule: [__]% of the RSUs subject to this award will vest on the RSU Vesting Date (as defined below) occurring in the fiscal quarter that contains the first anniversary of the Vesting Commencement Date and an addi- tional [__]% of the RSUs subject to this award will vest quarterly thereafter on the corresponding RSU Vesting Date occurring in each fiscal quarter thereaf- ter, in each case, subject to your continuous service as an Employee or Consultant (“Service”) through each such date. “RSU Vesting Date” means each of March 15, June 15, September 15 and December 15.1 You and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2022 Employment Inducement Award Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, future RSUs that may be awarded under the Plan (if any) and all documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents. You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s Common Stock. 1 Vesting schedule to be customized as necessary.

US-DOCS\137016642.2 ENERGY VAULT HOLDINGS, INC. 2022 EMPLOYMENT INDUCEMENT AWARD PLAN RESTRICTED STOCK UNIT AGREEMENT Grant of RSUs Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Restricted Stock Unit Agreement (the “Agreement”) and the Plan, the Company has granted to you the number of RSUs set forth in the Grant Notice. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan. Nature of RSUs Your RSUs are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of the Company’s Common Stock on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Payment for RSUs No payment is required for the RSUs that you are receiving. Vesting The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice. In no event will any additional RSUs vest after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company. The Company determines whether and when your Service terminates for all purposes of your RSUs. Termination of Service/Forfeiture If your Service terminates for any reason, then your RSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service. This means that any RSUs that have not vested under this Agreement will be cancelled immediately. You will receive no payment for RSUs that are forfeited.

US-DOCS\137016642.2 Leaves of Absence and Part-Time Work If you go on a leave of absence, then, to the extent permitted by applicable law and consistent with the Company’s leave of absence policy or the terms of your leave, the Company may adjust or suspend the vesting schedule set forth in the Grant Notice. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while you are on a paid leave or any other bona fide leave of absence approved by the Company in writing. Service shall be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends. If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule. Settlement of RSUs Each RSU will be settled as soon as practicable on or following the date when it vests, but in any event within 60 days following the vesting date (unless you and the Company have agreed in writing to a later settlement date pursuant to procedures the Company may prescribe at its discretion). In no event will you be permitted, directly or indirectly, to specify the taxable year of settlement of any RSUs subject to this award. At the time of settlement, you will receive one share of the Company’s Common Stock for each vested RSU. No fractional shares will be issued upon settlement. Employment Inducement Award The RSUs are intended to constitute an employment inducement award under NYSE Rule 303A.08 that is exempt from the requirements of shareholder approval of equity compensation plans such rule. This Agreement and the terms and conditions of the RSUs will be interpreted consistent with such intent. Section 409A Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted stock units is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exception. Notwithstanding the foregoing, if it is determined that settlement of these RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply. If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the

US-DOCS\137016642.2 first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death. Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A. No Voting Rights or Dividends Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing shares of the Company’s Common Stock. RSUs Nontransferable You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in your RSUs in any way. Beneficiary Designation You may dispose of your RSUs in a written beneficiary designation if authorized by the Company and to the extent such beneficiary designation is valid under applicable law. Any beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death. Withholding Taxes Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares upon vesting of the RSUs, the subsequent sale of shares acquired pursuant to such vesting and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

US-DOCS\137016642.2 No shares will be distributed to you unless you have made arrangements satisfactory to the Company and/or the Employer for the payment of any Tax-Related Items that the Company and/or the Employer determine must be withheld. In this regard, you authorize the Company, at its sole discretion, to satisfy your Tax-Related Items by one or a combination of the following: • Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer. • Instructing a brokerage firm selected by the Company for this purpose to sell on your behalf a number of whole shares of Company stock to be issued to you when the RSUs are settled that the Company determines are appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price. Regardless of whether the Company arranges for such sale, you will be responsible for all fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. • Withholding shares of Company stock that would otherwise be issued to you when the RSUs are settled equal in value to the Tax- Related Items. The fair market value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items. • Any other means approved by the Company. You agree to pay to the Company in cash any amount of Tax-Related Items that the Company does not elect to satisfy by the means described above. To the extent you fail to make satisfactory arrangements for the payment of any required withholding taxes, you will permanently forfeit the applicable RSUs. Restrictions on Issuance The Company will not issue any shares to you if the issuance of shares at that time would violate any law or regulation. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of Company Common Stock, the Company shall not be required to issue any shares to you prior to the completion of any registration or qualification of the shares under any local, state, national or federal securities law or under rulings or regulations of the Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance

US-DOCS\137016642.2 from any local, state, national or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Restrictions on Resale You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. No Retention Rights Your award or this Agreement does not give you the right to be retained by the Company, a Parent, Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause. Adjustments In the event of a stock split, a stock dividend or a similar change in Company’s Common Stock, the number of your RSUs will be adjusted pursuant to the Plan. Effect of Significant Corporate Transactions If the Company is a party to a merger, consolidation, or certain change in control transactions, then your RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of your RSUs from Code Section 409A or (b) comply with Code Section 409A. Recoupment Policy This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time. Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). The Plan and Other Agreements The text of the Plan is incorporated in this Agreement by reference. The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

US-DOCS\137016642.2 Language The parties hereto acknowledge that they have requested and are satisfied that this document and all related documents be drawn up in the English language. BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.